Exhibit 3.26

ARTICLES OF INCORPORATION OF TRENDMAKER HOMES, INC.

We, the undersigned natural persons of the age of twenty-one years or more, at least two of whom are citizens of the State of Texas, acting as Incorporators of a corporation under the Texas Business Corporation Act, do hereby adopt the following Articles of Incorporation for such corporation.

ARTICLE I

The name of the corporation is TRENDMAKER HOMES, INC.

ARTICLE II

The period of its duration is perpetual.

ARTICLE III

The purpose or purposes for which the corporation is organized are:

To take, lease, purchase, or otherwise acquire and to own, use, hold, sell, manage, convey, exchange, lease, mortgage, work, improve, develop and otherwise handle, deal in and dispose of, real property and interests or rights therein, as principal, agent or broker; subject, in Texas, to the provisions of Part Four of the Texas Miscellaneous Corporation Laws Act;

To act as nominee and to acquire, hold, invest in and deal in, and to sell, convey, transfer, exchange, pledge, mortgage or otherwise dispose of, as nominee or agent for others, property of every class and description;

To acquire by purchase, lease, manufacture or otherwise, and utilize in any way any personal property deemed necessary or useful in the equipment, furnishing, improvement, development, or management of any property, real or personal, at any time owned, held or acquired by the corporation and to invest, trade and deal in any personal property deemed beneficial to the corporation and to encumber or dispose of any personal property or real property at any time owned or held by the corporation, as far as may be permitted by the laws of the State of Texas;

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To build, erect or otherwise construct improvements of any type, architecture, style, size or construction upon real property, including, without limitation, single family residences, apartments, townhouses, duplexes or condominiums, and all facilities or improvements appurtenant or relating thereto, including, without limitation, laundries, washaterias, parks, playgrounds and other recreational facilities, streets, driveways, sidewalks, water, drainage and sanitary sewage facilities and to execute any legal instruments required for the dedication of any of such to the public, to municipal utility districts or to conservation and reclamation districts or to any other governmental agency deemed appropriate by the corporation.

To enter into any associations, partnerships, joint ventures and other lawful arrangements for sharing profits, union of interest, reciprocal concessions, or co-operation, with any corporation, partnership, association, firm, syndicate, entity, person or governmental, municipal or public authority, domestic or foreign, in the carrying on of any business which the corporation is hereby authorized to carry on or any business or transaction deemed necessary, convenient or incidental to carrying out any of the purposes of the corporation;

To draw, make, accept, endorse, execute and issue promissory notes, drafts, bills of exchange, warrants, bonds, debentures and other negotiable or transferable instruments and evidences of indebtedness whether secured by mortgage or otherwise, as well as to secure the same by mortgage or otherwise, so far as may be permitted by the laws of the State of Texas;

To make, enter into, perform and carry out contracts of every kind and description, with any person, firm, association, corporation, government, state, municipality or other governmental agency or political subdivision thereof, as principal, agent, nominee or otherwise;

To organize or cause to be organized under the laws of the State of Texas, or of any other state of the United States of America, or of the District of Columbia, or of any territory, dependency, colony or possession of the United States of America, or of any foreign country, a corporation or corporations for the purpose of transacting, promoting or carrying on any or all of the objects or purposes for which the corporation is organized, and to dissolve, wind up, liquidate, merge or consolidate any such corporation or corporations or to cause the same to be dissolved, wound up, liquidated, merged or consolidated; and

In general, to carry out any other business in connection with the foregoing and to have and exercise all the powers conferred by the laws of Texas upon corporations formed under the Texas Business Corporation Act, and to do any and all of the things hereinbefore set forth to the same extent as a natural person might or could do.

ARTICLE IV

The aggregate number of shares which the corporation shall have authority to issue is twenty-five thousand (25,000) of the par value of Ten Dollars ($10.00) per share.

ARTICLE V

Shareholders shall have no preemptive rights to acquire any shares or securities of any class, whether now or hereafter authorized, which may at any time be issued, sold or offered for sale by the corporation. Such limitation shall be set forth on each stock certificate. Cumulative voting by shareholders is expressly prohibited.

ARTICLE VI

The corporation will not commence business until there is received for the issuance of its shares consideration of the value of One Thousand Dollars ($1,000.00), consisting of money, labor done or property actually received.

ARTICLE VII

The post office address of its initial registered office is 2213 First City National Bank Building, Houston, Texas, and the name of its initial registered agent at such address is Jack R. Sowell.

ARTICLE VIII

The number of directors constituting the initial Board of Directors is three (3), and the names and addresses of the persons who are to serve as Directors until the first annual meeting of shareholders or until their successors are elected and qualified are:

James R. Wood	14327 Bramblewood Chesterfield, Missouri 63017

Eleanor M. Wood	14327 Bramblewood Chesterfield, Missouri 63017

Sylvia G. Mayer	141 Green Trails St. Louis, Missouri

ARTICLE IX

The names and addresses of the Incorporators are:

Jack R. Sowell	3449 Overbrook Lane Houston, Texas

Philip B. Smith, Jr.	3802 High Pines Houston, Texas 77040

Robert F. Barrett	510 Nottingham Oaks Houston, Texas 77024

ARTICLE X

Except as may be otherwise provided in the Bylaws, the Board of Directors of this corporation is expressly authorized to alter, amend, or repeal the Bylaws or adopt new Bylaws of this corporation, without any action on the part of the shareholders; but the Bylaws made by the Directors and the powers so conferred may be altered or repealed by the shareholders.

IN WITNESS WHEREOF, we have hereunto set our hands this 12th day of October, 1971.

/s/ JACK R. SOWELL
JACK R. SOWELL

/s/ PHILIP W. SMITH, JR.
PHILIP E. SMITH, JR.

/s/ ROBERT F. BARRETT
ROBERT F. BARRETT

THE STATE OF TEXAS	§

COUNTY OF HARRIS	§

I, CAROLINE R. AMMONS, a Notary Public do hereby certify that on this 12th day of October, 1971, personally appeared before me JACK R. SOWELL, PHILIP B. SMITH, JR. and ROBERT F. BARRETT, who being by me first duly sworn declared that they are the persons who signed the foregoing document as incorporators and that the statements therein contained are true.

/s/ Caroline R. Ammons
Notary Public in and for Harris County, Texas

ARTICLES OF AMENDMENT TO THE ARTICLES OF INCORPORATION OF TRENDMAKER HOMES, INC.

Pursuant to the provisions of Article 4.04 of the Texas Business Corporation Act, the undersigned corporation adopts the following Articles of Amendment to its Articles of Incorporation:

ARTICLE I

The name of the corporation is:

TRENDMAKER HOMES, INC.

ARTICLE II

The following amendment to the Articles of Incorporation was adopted by the directors and shareholders of the corporation on October 20, 1982.

Article I of the Articles of Incorporation is hereby amended to read as follows:

“The name of the Corporation is

TRENDMAKER, INC.”

ARTICLE III

The number shares of the corporation outstanding at the time of such adoption was 25,000; and the number of shares entitled to vote thereon was 25,000.

ARTICLE IV

The holders of all of the shares outstanding and entitled to vote on said amendment have signed consent in writing adopting said amendment.

DATED this 28th day of October, 1982.

TRENDMAKER HOMES, INC.

BY:	/s/ Alfred H. Mayer
Alfred H. Mayer, President

BY:	/s/ Lucille Peverley
Lucille Peverley, Asst. Secretary

THE STATE OF TEXAS

COUNTY OF HARRIS

I, Jeanette O. King, a Notary Public, do hereby certify that on this 28th day of October, 1982, personally appeared before me, Alfred H. Mayer, who declared he is President of the corporation executing the foregoing document, and being first duly sworn, acknowledged that he signed the foregoing document in the capacity therein set forth and declared that the statements therein contained are true.

IN WITNESS WHEREOF, I have hereunto set my hand and seal the day and year before written.

Jeanette O. King
Notary Public in and for the State of Texas

My Commission Expires:

June 14, 1985

ARTICLES OF AMENDMENT TO THE ARTICLES OF INCORPORATION OF TRENDMAKER, INC.

Pursuant to the provisions of Article 4.04 of the Texas Business Corporation Act, the undersigned corporation adopts the following Articles of Amendment to its Articles of Incorporation.

ARTICLE I.

The name of the corporation is TRENDMAKER, INC.

ARTICLE II.

The following amendment to the Articles of Incorporation was adopted by the directors and shareholders of the corporation on March 10, 1995.

Article I of the Articles of Incorporation is hereby amended to read as follows:

“The name of the corporation is TMI, INC.”

ARTICLE III.

The number of shares of the corporation outstanding at the time of such adoption was 25,000; and the number of shares entitled to vote thereon was 25,000.

ARTICLE IV.

The holders of all of the shares outstanding and entitled to vote on said amendment have signed a consent in writing adopting said amendment.

DATED this 10 day of March, 1995.

TRENDMAKER, INC.

By:	/s/ Samuel C. Hathorn
Name:	Samuel C. Hathorn
Title:	President

Form 404 (revised 9/05)	Articles of Amendment Pursuant to Article 4.04, Texas Business Corporation Act	This space reserved for office use.
Return in duplicate to: Secretary of State P.O. Box 13697 Austin, TX 78711-3697 512 463-5555 FAX: 512/463-5709 Filing Fee: $150

Article 1 –Name

The name of the corporation is as set forth below:

TMI, Inc.

State the name of the entity as it is currently shown in the records of the secretary of state. If the amendment changes the name of the entity, state the old name and not the new name in Article 1.

The filing number issued to the corporation by the secretary of state is:	29716600

Article 2—Amended Name

(If the purpose of the articles of amendment is to change the name of the corporation, then use the following statement)

The amendment changes the articles of incorporation to change the article that names the corporation. The article in the Articles of Incorporation is amended to read as follows:

The name of the corporation is (state the new name of the corporation below)

Trendmaker Homes, Inc.

The name of the entity must contain an organizational designation or accepted abbreviation of such term. The name must not be the same as, deceptively similar to, or similar to that of an existing corporate, limited liability company, or limited partnership name on file with the secretary of state. A preliminary check for “name availability” is recommended.

Article 3 –Amendment to Registered Agent/Registered Office

The amendment changes the articles of incorporation to change the article stating the registered agent and the registered office address of the corporation. The article is amended to read as follows:

Registered Agent of the Corporation

(Complete either A or B, but not both. Also complete C.)

☐ A. The registered agent is an organization (cannot be corporation named above) by the name of:

OR

☐ B. The registered agent is an individual resident of the state whose name is set forth below.

First Name	MI	Last Name	Suffix

Registered Office of the Corporation (Cannot be a P.O. Box.)

C. The business address of the registered agent and the registered office address is:

Street Address	City	State	Zip Code

TX

Form 404 TX008 • 09/12/2005 C T System Online

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Article 4 – Other Altered, Added, or Deleted Provisions

Other changes or additions to the articles of incorporation may be made in the space provided below. If the space provided is insufficient to meet your needs, you may incorporate the additional text by providing an attachment to this form. Please read the instructions to this form for further information on format.

Text Area (The attached addendum, if any, is incorporated herein by reference.)

Article 5—Statement of Approval

The amendments to the articles of incorporation have been approved in the manner required by the Texas Business Corporation Act and by the constituent documents of the corporation.

Effectiveness of Filing

A. ☐ This document will become effective when the document is filed by the secretary of state.

OR

B. ☒ This document will become effective at a later date, which is not more than ninety (90) days from the date of its filing by the secretary of state. The delayed effective date is January 1, 2007

Execution

The undersigned signs this document subject to the penalties imposed by law for the submission of a false or fraudulent document.

12-6-2006
Date

Signature of Authorized Officer

Form 404

TX008 - 09/12/2005 C T System Online

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